EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 15, 2019, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Acacia Research Corporation on Form 10-K for the year ended December 31, 2018. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Acacia Research Corporation on Forms S-8 (File No. 333-189135 and File No. 333-217878).

/s/ GRANT THORNTON LLP

Newport Beach, California
March 15, 2019